Exhibit 99.1

Builders FirstSource Announces Definitive Agreement to Acquire

Alliance Portfolio of Businesses

Expands Geographic Reach in Arizona, Among Fastest Growing Areas in the U.S.

Highly Complementary Products and Services

DALLAS, May 24, 2021 (GLOBE NEWSWIRE) – Builders FirstSource, Inc. (Nasdaq: BLDR) (“Builders FirstSource” or the “Company”), the nation’s premier supplier of building materials and services, today announced it has entered into a definitive agreement to acquire Cornerstone Building Alliance SW, LLC (“Alliance”), for approximately $400 million, subject to certain closing adjustments.

Alliance is the largest independently operated supplier of building materials in Arizona, primarily serving the greater Phoenix, Tucson, and Prescott Valley metropolitan areas. As a leading regional supplier with strategically located facilities, Alliance is uniquely positioned to offer unmatched distribution throughout the highest-growth regions of Arizona with a comprehensive portfolio of premium building materials. Alliance has deep, long standing customer relationships and a reputation for offering value-add services that has established it as a trusted advisor for leading contractors across single-family, multi-family, and commercial end markets. Its geographic footprint, value-added product mix, and market leadership create a highly strategic fit for Builders FirstSource’s integrated network.

Dave Flitman, CEO of Builders FirstSource, stated, “This acquisition is aligned with our strategy of investing organically and through M&A, to shift our portfolio toward high-value and faster-growth categories. Alliance’s service area represents the third largest single-family market and includes the fastest growing county, Maricopa, in the country. Alliance’s geographic footprint represents an excellent strategic fit, with a limited overlap of our existing geographic coverage that enables us to expand our product lines across various end markets. Building upon the success of the BMC merger, we will be opportunistic in pursuing value-enhancing investments, such as Alliance, that align with our culture, value-added product focus, and high return thresholds. True Carr has built a fantastic company with a very strong leadership team and a culture of growth and outstanding customer service that aligns well with the Builders FirstSource culture. We are excited to welcome the over 300 hundred Alliance team members to the Builders FirstSource family.”

True Carr, Managing Partner of Alliance, will continue with Builders FirstSource. Mr. Carr stated, “This transaction provides incredible opportunities for our customers and employees. We have grown this business into an industry leader and joining the Builders FirstSource family is a clear win for all stakeholders, representing the next chapter in Alliance’s successful journey. We are thrilled to continue to provide exceptional products and services to our customers as part of Builders FirstSource. The future of Alliance is very bright.”

Alliance reported TTM sales of approximately $330 million as of April 2021. The acquisition is expected to be accretive to the Company’s adjusted earnings per share in 2021 and will be funded through a combination of existing cash and credit facilities. It is expected to close around the end of the second quarter of 2021, subject to customary closing conditions and approvals.

Alliance was advised by Anchor Peabody in the transaction.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with approximately 550 locations and have a market presence in 48 of the top 50 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the recent novel coronavirus disease 2019 (also known as “COVID-19”) pandemic, the Company’s merger with BMC, the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource, Inc.’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in the other reports filed by the Company with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Contact

Michael Neese

SVP, Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Source: Builders FirstSource, Inc.